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                                                                   EXHIBIT 2.2.1


                   FIRST AMENDMENT TO SHARE PURCHASE AGREEMENT


                          DATED AS OF JANUARY 11, 2000


                                  BY AND AMONG


                       MEDICAL DEVICE MANUFACTURING, INC.
                            D/B/A RIVO TECHNOLOGIES,
                                (THE "PURCHASER")


                                 NOBLE-MET, LTD.
                                 (THE "COMPANY")


                                       AND


                       THE SHAREHOLDERS OF NOBLE-MET LTD.




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                               FIRST AMENDMENT TO
                            SHARE PURCHASE AGREEMENT


         This FIRST AMENDMENT TO SHARE PURCHASE AGREEMENT, (this "Amendment"), dated as of January 11, 2000, is entered into by and among Medical Device Manufacturing, Inc. (d/b/a Rivo Technologies), a Colorado corporation (the "Purchaser"), Noble-Met Ltd., a Virginia corporation (the "Company"), and each of John R. Freeland ("Freeland"), Michael S. Miller ("Miller," and together with Freeland, the "Principal Shareholders") and the other shareholders of the Company executing this Agreement: Frank N. Page ("Page"), John R. Trinchere, Thomas F. Lemker, Roger C. Dickenson and the Miller 1998 Trust (the Principal Shareholders, together with such other shareholders are hereafter individually referred to as a "Seller" and collectively referred to as "Sellers").

                                    RECITALS

         A. Purchaser, the Company and Sellers wish to amend the Share Purchase Agreement by and among Purchaser, the Company and Sellers dated December 22, 1999 (the "Purchase Agreement") in accordance with Section 13.3 thereof.

         B. In addition, Purchaser, the Company and Sellers wish to set forth certain matters upon which they have agreed.

         C. Unless otherwise amended herein, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.


                                    AGREEMENT

         NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto amend the Purchase Agreement as follows:

         1. Each Seller and the Company are a party to the Buy-Sell Agreement, dated December 31, 1998. Each Seller and the Company hereby waives any right of first refusal to which they are entitled as a result of such agreement.

         2. Section 2.1(d) of the Purchase Agreement is amended in its entirety to read as follows:

                  "(d) Prior to the Closing Date, the Company shall redeem the Shares in the ESOP Plan. The Company shall purchase the Shares from the ESOP Plan for $7.04 per Share. The total purchase price is $256,917.76 and shall be payable by the Company's issuance of a promissory note in such amount."




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         3. Section 2.2(a) of the Purchase Agreement is amended in its entirety to read as follows:

                  "(a) At Closing, Purchaser shall deliver a payment of $21,243,082.24, subject to adjustment as provided in Section 2.3 (the "Closing Cash Payment"), by wire transfer of immediately available federal funds to Sellers, in accordance with their respective ownership of the Shares as set forth on Annex I.

         4. Section 2.2(b) of the Purchase Agreement is amended in its entirety to read as follows:

                  "(b) (i) At Closing, Purchaser shall issue to each of Freeland, Miller, Page, Thomas F. Lemker and John R. Trinchere (each of whom is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act) shares of Class A-2 5% Convertible Preferred Stock of Purchaser ("Convertible Preferred Stock"), the number of which shares of Convertible Preferred Stock shall be determined by multiplying such Seller's percentage interest of Shares in the Company immediately prior to the Closing, but after redemption of the Shares in the ESOP Plan by the Company as contemplated in Section 2.1(d) above, as set forth on Annex I times 3,500,000 and dividing that product by twelve (12).

                           (ii) Because Roger C. Dickenson ("Dickenson") and the Miller 1998 Trust (the "Trust") are not accredited investors, instead of receiving 356 shares and 21,919 shares, respectively (which numbers were determined in accordance with the formula set forth in the immediately preceding Section 2.2(b)(i)), Dickenson will receive an additional $4,272 and the Trust will receive an additional $263,028. In addition to Freeland's allocation of Convertible Preferred Stock as determined in accordance with Section 2.2(b)(i), Freeland will receive the 356 shares which would have been allocated to Dickenson had Dickenson been an accredited investor and Freeland's allocation of the Cash Closing Payment shall be reduced $4,272. In addition to Miller's allocation of Convertible Preferred Stock as determined in accordance with Section 2.2(b)(i), Miller will receive the 21,919 shares which would have been allocated to the Trust had the Trust been an accredited investor and Miller's allocation of the Cash Closing Payment shall be reduced by $263,028.

                           (iii) The Convertible Preferred Stock shall have the rights and preferences set forth in the certificate of designation for the Convertible Preferred Stock attached hereto as Exhibit A (the "Certificate of Designation"), which shall be the same class of shares as acquired in connection with this transaction by KRG Capital Fund I, L.P. and its affiliated funds. In connection with the issuance of the Convertible Preferred Stock to certain Sellers pursuant to this Section 2.2(b), such Sellers shall each be required to execute a subscription agreement in the form attached hereto as Exhibit B (the "Subscription Agreement")."



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         5. Section 2.2(c)(i) and Section 2.2(c)(ii) of the Purchase Agreement
are amended in their entirety to read as follows:

                  "(c) (i) Within thirty (30) days after the delivery of audited financial statements of the Company for the fiscal year ending December 31, 2000 and, in no event later than April 15, 2001, Purchaser shall pay, or shall cause the Company to pay, to Sellers an amount not to exceed $10,000,000 (the "Earnout Amount") equal to the product of either (A) four (4) or (B) four and two tenths (4.2) if the MER Acquisition occurs before March 31, 2000 and the amount, if any, by which 2000 EBITDA exceeds 1999 EBITDA. In the event that the Earnout Amount earned in accordance with the preceding sentence is less than $10,000,000, then, for the twelve-month period ending December 31, 2001, Purchaser shall pay, or shall cause the Company to pay to Sellers within thirty (30) days after the delivery of audited financial statements of the Company for the fiscal year ending December 31, 2001 and, in no event later than April 15, 2002, the further Earnout Amount of the product of either (X) three (3) or (Y) three and fifteen hundredths (3.15) if the MER Acquisition occurs before March 31, 2000 and the amount, if any, by which 2001 EBITDA exceeds the greater of the 1999 EBITDA and the 2000 EBITDA; provided, however, that the aggregate Earnout Amount paid or payable in accordance with this Section 2.2(c)(i) shall not exceed $10,000,000. The Earnout Amount shall be allocated among Sellers on a pro rata basis based on their relative ownership of the Shares on the Closing Date. Payment of the Earnout Amount shall, at the option of each Seller be in the form of either (I) one hundred percent (100%) cash or (II) in the case of the Sellers other than Dickenson and the Trust, up to twenty five percent (25%) Convertible Preferred Stock at $12.00 per share and the balance in cash.

                           (ii) An amount (A) not to exceed either (x)
         $10,000,000 or (y) $11,000,000 if the MER Acquisition occurs before March 31, 2000 and (B) calculated in the same manner as the Earnout Amount allocated to the Sellers shall be paid to the Eligible Employees in accordance with the provisions of the Employee Incentive Bonus Agreements, which agreements shall be executed at the time of the adoption of the stock appreciation rights plan as contemplated below, provided, that in order to be eligible for the earnout amount under this Section 2.2(c)(ii), Eligible Employees shall be required to execute a confidentiality, noncompetition, nonsolicitation and assignment of inventions agreement, the form of which shall be mutually agreed to by Purchaser and the Sellers' Representative (the "Eligible Employee Agreements"). The Employee Incentive Bonus Agreements shall be mutually satisfactory to Purchaser and the Sellers' Representative. The calculation and payment of the earnout amount under this Section 2.2(c)(ii) shall be made in accordance with the terms of the Earnout Amount. Payment of the earnout amount under this Section 2.2(c)(ii) to Eligible Employees shall, at the option of each Eligible Employee, be in the form of either (I) one hundred percent (100%) cash or (II) up to twenty five percent (25%) stock appreciation rights in the Company and the remainder in cash. Such stock appreciation rights plan shall be adopted within sixty (60) days of the Closing Date."



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         6. Section 2.3(a)(i) of the Purchase Agreement is amended in its entirety to read as follows:

                  "(i) if 1999 EBITDA exceeds the 1999 EBITDA Estimate, the Purchase Price will be increased by an amount equal to the difference between (A) the product of 6.50 and the amount by which the 1999 EBITDA exceeds the 1999 EBITDA Estimate and (B) the aggregate amount of the payments to be made for outstanding options in accordance with Section 2.1(b), and such amount of outstanding options shall be paid by the Purchaser to the Company for use in making the cash payment referred to in Section 2.1(b)."

         7. Section 2.3(a)(ii) of the Purchase Agreement is amended in its entirety to read as follows:

                  "(ii) if the 1999 EBITDA Estimate exceeds 1999 EBITDA, the Purchase Price will be decreased by an amount equal to the sum of (A) the product of 6.50 and the amount by which the 1999 EBITDA Estimate exceeds the 1999 EBITDA and (B) the aggregate amount of the payments to be made for outstanding options in accordance with Section 2.1(b)."

         8. A new section, Section 2.3(a)(vi), is hereby added to the Purchase Agreement and Section 2.3(a)(vi) shall read its entirety as follows::

                  "(vi) Notwithstanding the foregoing Section 2.3(a)(v), in the event of an adjustment to the Purchase Price pursuant to Section 2.3(a)(ii)(B), Sellers shall pay the amount of the downward adjustment to the Purchase Price due thereunder to Purchaser within thirty days of delivery of the audited balance sheet for FY 1999 and audited statements of income and cash flow for FY 1999."

         9. The penultimate sentence of Section 2.3(c)(iii) is amended in its entirety to read as follows:

                  "The Auditor's Report will be conclusive and binding on the upon both Purchaser and Sellers and any adjustments to the Purchase Price shall be paid in accordance with Sections 2.3(a)(iv), 2.3(a)(v), 2.3(a)(vi) and/or 2.3(b)(iv), as applicable."

         10. Section 3.2(b)(i) of the Purchase Agreement is amended in its entirety to read as follows:

                  "(i) Stock certificates for a total of 291,667 shares of Convertible Preferred Stock;"



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         11. Section 5.4 of the Purchase Agreement is amended in its entirety to read as follows:

                  "Section 5.4 Capital Stock. As of the date hereof, the authorized capital stock of Purchaser consists of (a) 30,000,000 shares of common stock, par value $0.01 per share, of which 150,000 shares of voting common stock are issued and outstanding and 0 shares of non-voting convertible common stock are issued and outstanding and (b) 20,000,000 shares of preferred stock, par value $0.01 per share, of which (i) 2,500,000 shares have been designated as Class A-1 5% Convertible Preferred Stock of which 868,372 shares are issued and outstanding (ii) 1,400,000 shares have been designated Convertible Preferred Stock of which 1,125,000 shares will be issued and outstanding upon the Closing and (iii) 300,000 shares have been designated as Class B-1 Preferred Stock of which 300,000 shares are issued and outstanding. Except for warrants issued to NationsCredit Commercial Corporation for 85,000 shares of non-voting convertible common stock, which will be cancelled upon Closing and will be exchanged for warrants issued to Banc of America Commercial Finance Corporation f/k/a NationsCredit Commercial Corporation for 88,656 shares of non-voting convertible common stock, there are no outstanding subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements relating to the issuance, sale, transfer or voting of any capital stock of Purchaser, including any rights of conversion or exchange under any outstanding securities or other instruments. All outstanding shares of capital stock have been validly issued and are fully paid, nonassessable and free of preemptive or similar rights."

         12. Section 8.8 of the Purchase Agreement is amended in its entirety to read as follows:

                  "Section 8.8 Sellers' and Officer's Certificates. Sellers shall have delivered to Purchaser a certificate, executed by the Sellers' Representative, to the effect that each of the conditions specified above in Sections 8.1 through 8.7 have been satisfied."

         13. Section 9.8 of the Purchase Agreement is amended in its entirety to read as follows:

                  "Section 9.8 Officer's Certificate. Purchaser shall have delivered to Sellers' Representative a certificate by its Chief Executive Officer to the effect that each of the conditions specified above in Sections 9.1 through 9.4 have been satisfied."

         14. Other than the amendments and modifications specifically contained herein, the Purchase Agreement remains in full force and effect.

                            [SIGNATURE PAGE FOLLOWS]



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                                   SIGNATURES

         IN WITNESS WHEREOF, Purchaser and the Company have caused this Amendment to be signed by their respective officers thereunto duly authorized and each of Sellers has signed this Amendment as of the date first written above.



                                             PURCHASER

                                             MEDICAL DEVICE MANUFACTURING, INC.



                                             By: /s/ STEVEN D. NEUMANN
                                                --------------------------------
                                                Name: Steven D. Neumann
                                                Title: Secretary

                                             COMPANY

                                             NOBLE-MET, LTD.



                                             By: /s/ JOHN R. FREELAND
                                                --------------------------------
                                                Name: John R. Freeland
                                                Title: President


                                             SELLERS


                                             /s/ JOHN R. FREELAND
                                             -----------------------------------
                                             John R. Freeland


                                             /s/ MICHAEL S. MILLER
                                             -----------------------------------
                                             Michael S. Miller


                                             /s/ FRANK N. PAGE
                                             -----------------------------------
                                             Frank N. Page



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                                             /s/ JOHN R. TRINCHERE
                                             -----------------------------------
                                             John R. Trinchere


                                             /s/ THOMAS F. LEMKER
                                             -----------------------------------
                                             Thomas F. Lemker


                                             /s/ ROGER C. DICKENSON
                                             -----------------------------------
                                             Roger C. Dickenson


                                             /s/ MICHAEL J. MILLER
                                             -----------------------------------
                                             Miller 1998 Trust, Michael J.
                                                Miller, Trustee